3050704                                                                                                                                                                                                                                                                                                                                   ENDORSED – FILED
                                                                                                                                                                                                                                                                                                                                    In the office of the Secretary of State
                                                                                                                                                                                                                                                                                                                                             of the State of California
                                                                                                                                                                                                                                                                                                                                                        OCT  11  2007

ARTICLES OF INCORPORATION
OF
SCIENCE WATER, INC.

       ONE:  The name of this corporation is SCIENCE WATER, INC.

       TWO:  The purpose of this corporation is  to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

       THREE:  The name and address in this state of the corporation’s initial agent for service of process is:

                                    Robert N. Phan, Esq.
                                    Garcia & Phan, A Prof. Law Corp.
                                    17011 Beach Blvd., Ste. 540
                                    Huntington Beach, California 92647

       FOUR:  This corporation is authorized to issue only one class of shares of stock  which shall be designated common stock.  The total number of shares it is  authorized to issue is 100,000,000 shares.

       FIVE:  The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

       SIX:  The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.

Dated:  October 10, 2007                                   /s/ Robert N. Phan
                                                                               Robert N. Phan, Incorporator

                                                                                                                                                                                                                                                                                                                                                      OFFICE OF THE
                                                                                                                                                                                                                                                                                                                                          The Great Seal of the State of
                                                                                                                                                                                                                                                                                                                                                            California
                                                                                                                                                                                                                                                                                                                                                SECRETARY OF STATE